                   RESEARCH AND DEVELOPMENT SERVICES AGREEMENT

          THIS AGREEMENT is made effective as of the 15th day of March, 1996 by and between AccuMed International, Inc., a corporation organized under the laws of the State of Delaware, USA (hereinafter "AccuMed") , with its principal place of business located at 920 N. Franklin Street, Chicago, Illinois 60610, and Radco Ventures, Inc., a corporation under the laws of Delaware USA (hereinafter "RADCO"), with its principal place of business located at 920 N. Franklin Street, Chicago, Illinois 60610.

                                  INTRODUCTION

          A. AccuMed is in the business of designing, developing, manufacturing and marketing IN VITRO diagnostic products for the clinical, veterinary, pharmaceutical and hospital laboratory market, and RADCO is in the business of designing, developing, and manufacturing microbiological instruments and testing products.


          B. AccuMed is acknowledged to possess valuable technology and has significant expertise and confidential know-how in research and development of microbiology IN VITRO diagnostic testing products and the engineering of laboratory instruments.


          C. RADCO desires to contract microbiology, engineering and technical services from AccuMed on the terms and conditions set forth in this agreement for the purpose of research and potential development of new microbiological and instrument testing products as agreed upon by the parties.


          NOW, THEREFORE, in consideration of the terms and conditions and mutual agreements contained herein, AccuMed and RADCO agree as follows:

          1.   TERM.

               The initial term of this Agreement shall extend from the date hereof until March 31, 1999. Either party may terminate this Agreement at any time on ninety (90) days notice to the other. Upon termination, the RADCO Board of Directors (as hereinafter defined) shall determine the rights and obligations of each party with respect to any uncompleted projects or other open matters.
In any event, within thirty (30) days after termination, each party shall promptly forward to the other party all moneys acknowledged to be owing to each other with respect to any matter undertaken pursuant to this Agreement. In the event the RADCO Board of Directors shall be unable to agree on the parties' rights and obligations after termination within ninety (90) days after such termination, the parties shall submit their dispute to binding arbitration in accordance with Section 12 of this Agreement.

          2.   RADCO BOARD OF DIRECTORS.

               (a) AccuMed shall designate two directors and RADCO shall designate three directors, collectively to act on the direction and activities with respect to the evaluation of research and development projects, allocation of resources, allocation of expenses, rights upon development and other matters as described elsewhere herein with respect to projects undertaken pursuant to this Agreement. Such directors, who shall be hereinafter referred to as the "RADCO Board of Directors," will meet as necessary. Meetings may be conducted in person or via conference telephone call.

               (b) The members of the RADCO Board of Directors will be empowered by AccuMed's and RADCO's respective Boards of Directors to enter into binding agreements and other arrangements on behalf of AccuMed and RADCO, respectively, within the scope of and for the purposes set forth in this Agreement, PROVIDED, that the members designated by AccuMed shall have no authority to bind RADCO and the members designated by RADCO shall have no authority to bind AccuMed, and PROVIDED, FURTHER, that members may not bind their respective companies with respect to matters that, in the opinion and discretion of such members, require the consent or approval of such company's Board of Directors. All decisions of the RADCO Board of Directors shall become binding obligations of RADCO and/or AccuMed only upon the execution by each party of a written memorandum memorializing such decisions and each of AccuMed and RADCO hereby agrees to be bound to any memorandum executed by its representative.

               (c) AccuMed may, at any time, remove and/or replace any AccuMed designated representative, and RADCO may, at any time, remove and/or replace any RADCO designated representative, of the RADCO Board of Directors, so long as at all times, each party shall have at least one member on the RADCO Board of Directors.

               (d) The RADCO Board of Directors will appoint a President to carry out the direction of the RADCO Board of Directors and the operations of RADCO and the President will report to the RADCO Board of Directors.

          3.   RESEARCH AND DEVELOPMENT COLLABORATION.

               (a) AccuMed and RADCO hereby agree to act in concert with respect to the research and development activity undertaken for the purpose of developing a new integrated technology pursuant to this Agreement (the "Research") and as defined on Exhibit A, as modified from time to time. The RADCO Board of Directors shall determine the scope, timing, definition and termination of any Research projects. During the term of this Agreement, neither RADCO nor AccuMed shall unilaterally pursue any research and development activity, nor shall they collaborate on research with any third party, in connection with or related to any Research then being conducted under this Agreement, without the prior specific written consent of the other party.

               (b) Pursuant to its authority under this Agreement, the RADCO Board of Directors shall determine the place, schedule, management and other particulars with regards to any Research, as defined on Exhibit A. AccuMed and RADCO each agree to place at the disposal of any project the resources (including, without limitation, personnel, facilities, expertise and know-how) determined by the RADCO Board of Directors to be necessary and appropriate for the successful completion of the Research and appropriate compensation to AccuMed per Exhibit A. The RADCO Board of Directors may, in its discretion, agree to abandon and discontinue any Research if it determines that such Research is not in the best interests of the parties. Upon termination of any Research, the RADCO Board of Directors shall determine any and all issues relating to allocation of expenses, reimbursement, ownership of any developed property, and the like, pursuant to Termination in Section 1.

               (c) AccuMed shall provide laboratory services, scientific, marketing, and regulatory expertise under contract and as part of this Agreement to RADCO to undertake the Research, the details of such contracted services as defined on Exhibit A.


          4.   USE OF TECHNOLOGY

               (a) AccuMed hereby grants to RADCO during the term of this Agreement the non-exclusive use of AccuMed's [
                     * ] including any expertise and confidential know-how that are trade secrets of AccuMed ("Technology"), solely for the purpose of conducting the Research. RADCO agrees and acknowledges that, notwithstanding any other provision of this Agreement, this grant does not provide RADCO any rights to manufacture or sell products containing the AccuMed technologies or to use the AccuMed Technology for any purpose other than the Research. RADCO shall not disclose to any third party, without the consent of AccuMed, any trade secrets or other AccuMed Technology.

               (b) AccuMed agrees to disclose to RADCO all AccuMed technologies necessary or appropriate to be disclosed hereunder with respect to any Research. The grant contained herein does not grant to the parties any other rights in and to the other party's technology except as specifically provided herein, and each party disclaims any other rights in or ownership of any of the other party's technology by virtue of this Agreement.


          5.   REPORTING REQUIREMENTS.

               (a) RADCO shall keep and maintain adequate books, records and files to furnish complete and accurate information to AccuMed and to the RADCO Board of Directors regarding all aspects of the Research. Each party shall document and specify all aspects of any technology or products developed under this Agreement, and shall retain such items for a period of three (3) years after termination of this Agreement.




*PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

               (b) The RADCO President or RADCO Board of Directors will, from time to time as requested by AccuMed or RADCO, and no less often than quarterly during the term of this Agreement, provide to AccuMed and RADCO a detailed written report specifying all documents, drawings, specifications, programs, and all other matters relating to the Research including, without limitation, a description of any patentable inventions and information.


          6.   CONFIDENTIALITY.

               (a) AccuMed and RADCO each agree to take all necessary and proper action to assure that information related to the Research, the AccuMed Technology and any resulting technology or products (the "Confidential Information") is kept confidential. Neither AccuMed nor RADCO will disclose or permit the disclosure of any Confidential Information to any third person or otherwise use any Confidential Information for it's own benefit except as necessary to perform or manage performance of the Research (including such disclosure as may be required to be made to employees or agents of the parties under protection of nondisclosure agreements with such employees or agents as required by Section 6(c) hereof) and any disclosure required by applicable law.

               (b) AccuMed and RADCO shall each establish a reasonable security procedure to prevent unauthorized access to the Confidential Information and shall maintain a permanent list identifying all persons having access to the Confidential Information, which shall be available for inspection by either party upon reasonable notice. AccuMed and RADCO shall each appropriately identify and mark all reproductions, copies, extracts or the like of any documents containing Confidential Information as "Confidential" before distributing the same to its employees, agents or independent contractors. In addition, the parties will keep confidential at all times any nonpublic information (including business and financial matters) it may acquire concerning the other party.

               (c) AccuMed and RADCO each further agree that any employees, agents or independent contractors who are hired or retained by the parties to perform or manage performance of any of any research and development undertaken pursuant to this Agreement shall be required to sign agreements whereby such employees, agents and independent contractors agree to hold in confidence any Confidential Information and any nonpublic information about the parties of which they become aware during the course of their duties as employees, agents or independent contractors.

               (d) The obligations imposed on the parties by Section 6 of this Agreement to protect and not to disclose Confidential Information shall continue during the term of this Agreement and thereafter, except with respect to such information that sooner becomes lawfully within the public domain. Upon termination of this Agreement, the parties shall return to each other all reproductions, copies, extracts or the like containing any Confidential Information.

               (e) AccuMed and RADCO shall indemnify and hold each other harmless with respect to any damage, claim, injury, loss or liability occasioned by either party's violation of, or failure to comply with, any provision of this
Section 6.

               (f) RADCO understands and acknowledges that AccuMed is obligated to disclose to the public material information regarding AccuMed at various times under the requirements of the US Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules applying to companies with securities listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Notwithstanding any other provision of this Section 6, any disclosure by AccuMed required to be made by the 1934 Act, any regulations promulgated thereunder, the US Securities and Exchange Commission, NASDAQ or any other securities exchange on which AccuMed securities may be listed shall not be construed as a violation of the terms of this Agreement.


          7.   OWNERSHIP OF RESULTING TECHNOLOGY.

               Except as otherwise provided, ownership of, and license rights, if any, to all of the new technology resulting from the Research, including, without limitation, any design features, processes, manufacturing procedures, test procedures, parts information, patent rights and applications, engineering and manufacturing information, schematics, lay-out drawings, assembly drawings, programs, pamphlets, books, reports, drawings, or other documentation, trademarks and copyrights, specifications, patentable inventions and information, and improvements or discoveries developed during the Research (collectively, the "Resulting Technology"), shall be solely owned by RADCO.


          8.   DEFAULT.

               If any of the following events of default occur at any time during the term of this Agreement, AccuMed or RADCO, upon written notice to the other, may terminate this Agreement:

               (a) RADCO or AccuMed defaults in the performance or compliance with any provision of this Agreement required to be performed by them, and such default has not been remedied within thirty (30) days after the date the non-defaulting party gives written notice thereof to the defaulting party; or

               (b) (i) A receiver is appointed or applied for with respect to AccuMed or RADCO; (ii) a general assignment of its assets is made by AccuMed or RADCO for the benefit of creditors; (iii) proceedings for liquidation of AccuMed or RADCO are commenced pursuant to an agreement of composition of its creditors;
(iv) any proceeding involving RADCO or AccuMed is voluntarily commenced by either of them under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of the United States, any state, any other country or any political subdivision thereof; or (v) any such proceedings are involuntarily instituted against RADCO or AccuMed, and such party by any action indicates its approval thereof or consent thereto or acquiescence therein; PROVIDED that no such default shall become effective with respect to any event described in clauses (i) through (v) of this subparagraph (b) if such event or proceeding is dismissed, withdrawn or otherwise removed within thirty (30) days of the date of initiation or occurrence thereof.



          9.   INFRINGEMENT.

               To AccuMed's knowledge, the AccuMed Technology does not infringe upon or violate any patent, trademark or other intellectual property right. AccuMed shall defend or settle any claim, action, suit or proceeding brought against RADCO with respect to alleged infringement or violation by AccuMed of any patent or trademark of AccuMed. The cost of such defense shall be borne by AccuMed. AccuMed shall indemnify and hold RADCO harmless from and against any actions, claims, suits, proceedings or other obligations incurred by RADCO in connection with any alleged infringement or violation by AccuMed of any intellectual property right.


          10.  GOVERNING LAW; ARBITRATION

          This Agreement shall be governed by and construed and governed in all aspects by the substantive laws of the State of Delaware, USA.

          All disputes arising out of or in connection with this Agreement, any Research or any aspects of any Resulting Technology, which cannot be settled amicably between AccuMed and the RADCO Board of Directors, including disputes on any aspects of the arrangements contemplated by this Agreement to be determined by the RADCO Board of Directors, shall be resolved, to the exclusion of the ordinary courts by a three-person Arbitral Tribunal in accordance with the rules of the American Arbitration Association.

          The Arbitral Tribunal shall have its seat in Chicago, Illinois, USA and the proceedings shall be conducted in the English language. Each party shall nominate an arbitrator. The Chairman of the Arbitral Tribunal shall be appointed by, and in accordance with the rules of, the American Arbitration Association.

          The determination of the Arbitral Tribunal as to any matter placed before it shall be final and binding upon the parties, shall be enforceable at law or equity by any court having jurisdiction and shall not be appealable. Each party will bear the expense of the arbitrator it selects, and the expenses of the Chairman of the Arbitral Tribunal shall be borne by the parties equally.

          11.  WAIVER OF PERFORMANCE.

          A failure of either party hereto at any time to require performance by the other party hereto of any provision hereof required to be performed by such other party will in no way affect the right of the first party to require such performance at any time thereafter. The waiver of any provision hereof will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

          12.  RELATIONSHIP OF THE PARTIES.

               Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. No partnership or joint venture is created hereby. The parties are independent contractors, and not employees. The meetings and proceedings of the RADCO Board of Directors shall be deemed to be the negotiations and business discussions of independent contractors.


          13.  MISCELLANEOUS.

               (a) Neither this Agreement nor any right here under may be assigned by either party nor may they delegate any of their duties here under, without the express prior written consent of the other party.

               (b) This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

               (c) This Agreement and the other documents delivered in connection with the transactions contemplated hereby and thereby constitute the full and entire understanding and agreement of the parties hereto with regard to the subjects hereof and thereof.

               (d) The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing the Agreement.

               (e) This Agreement may not be amended except by a written instrument signed by all the parties hereto.

               (f) In case any provision of this Agreement shall be invalid, void, illegal, or unenforceable, the remaining provisions hereof nevertheless will continue in full force and effect without being impaired or invalidated in any way.

               (g) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, corporation or other legal entity, other than the parties to this Agreement any rights, remedies or other benefits under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


RADCO VENTURES, INC                          ACCUMED INTERNATIONAL, INC.


/s/Kenneth D. Miller                         /s/Peter P. Gombrich
- ----------------------------------           --------------------------------
By: Kenneth D. Miller                        By: Peter P. Gombrich
Title: Acting President                      Title: Chairman/CEO

                                    EXHIBIT A


RADCO DEVELOPMENT PLAN
        The general objective is for Accumed and RADCO to act in concert with respect to the research and development activity undertaken for the purpose of developing a new integrated technology pursuant. The RADCO Board of Directors shall determine the scope, timing, definition and termination of any Research projects.

The development plan has been structured around specific time and cost saving strategies:

     1. RADCO will develop product specifications by evaluating individual elements of the product line and utilizing effective testing methods.

     2. Clearly defined milestones will reduce risk and save time and money during the development process.

     3. RADCO will contract with AccuMed and others for manufacturing processes development, instrument engineering and development, and microbiology development.

A maximum development timetable of two years has been set, requiring maximum utilization of previously validated solutions and procedures wherever possible. The work is organized into four phases, with each phase leveraging Accumed's instrumentation, imaging and microbiology software expertise as well as utilization of dedicated and contracted staffing throughout the duration of the work.


PHASE ONE: FEASIBILITY                              3 MONTHS

Form team of senior specialists including those presently on staff at Accumed microbiologists, programmers, engineers) to document specifications and demonstrate feasibility.

1. Complete set of specifications for the autoinoculator, fully automated reading instrument and disposable device;

2.   Feasibility prototype device constructed;

3. Demonstration that microbiological methods for identification and susceptibility will give rapid results in such device;

4. Assessment of manufacture ability of the proposed device, i.e., can it be made in volume at low cost;

5.   Inoculator feasibility prototype constructed; and

6.   Instrument feasibility prototype constructed.


Cost:

[            *                  ]  per month for research and development,
engineering, marketing research and project management services provided by AccuMed. AccuMed will bill RADCO separately for any laboratory supplies used for the Research. Other engineering prototype development and services other than Accumed will be paid directly by RADCO.

OUTCOME: Explicit final development plan with feasibility demonstrated, prototyping plan in place, deadlines and milestones set and demonstrable feasibility prototype built.




*PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

PHASE TWO: PROTOTYPING                              6 MONTHS

Expand development team to eight with addition of two microbiologists and one instrument engineer to focus on prototyping instrumentation and software for instrument support, microbiology for new system, and manufacture of the product.


1. Extensive formulations work and prototype assembly and testing for susceptibility

2.   Formal prototyping and design of instrumentation

3. Device prototypes, full instrument breadboard, prototyping and instrument modifications to support microbiology work.

4.   Hardware and software engineering for instrumentation.

Cost:

[            *                 ] per month for research and development,
engineering, regulatory consulting, marketing research and project management services provided by AccuMed. AccuMed will bill RADCO separately for any laboratory supplies used for the Research. Other engineering prototype development and services other than AccuMed will be paid directly by RADCO.

OUTCOME:     Engineered prototypes of instrumentation, panels and software to adequately represent final product for purposes of FDA Clinical Trials


PHASE THREE: REDUCTION TO PRACTICE                  6 MONTHS

Expand team with outside third party contractors to assist with data collection for Clinical Trial preparation and performance of trials for instrumentation, panels and software.

1. Extensive data collection and analysis for rapid and overnight testing for susceptibility;

2. Device prototypes, full instrument breadboard prototyping and instrument construction for support of microbiology work;

3.   Prototyping software and hardware work; and

4. Clinical trials at three sites for approximately 60 antibiotics, 3 organisms groups, two identification groups and the instrumentation.

COST:

[              *                       ] per month for research and development,
engineering, regulatory consulting, laboratory work, data collection and project management services provided by AccuMed. AccuMed will bill RADCO separately for any laboratory supplies used for the Research. Other engineering prototype development and services other than AccuMed will be paid directly by RADCO.

OUTCOME:     Data collected and ready for preparation for FDA submission; work on production lot of instruments underway.




*PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

PHASE FOUR: FDA SUBMISSION                          9 MONTHS

Team reduced to core group of two to prepare FDA submissions and respond to FDA issues; transfer of technology to manufacturing.

1.   Prepare, submit and support submission of PMA to the US FDA;

2.   Develop manufacturing and GMP documentation; and

3.   Develop user operations and service manuals

COST:
[             *                 ] per month for creating the FDA documentation
for PMA submission, GMP and manufacturing documentation and user manuals. Other manufacturing prototype and assembly development and services other than Accumed will be paid directly by RADCO.

OUTCOME:  FDA submission and clearance; transfer of technology to manufacturing.




*PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.